Exhibit 16.1


                              POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INCOME SECURITIES TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of MDT Short-Term Bond Fund, a portfolio of MDT Funds into Federated Short-Term Income Fund, a portfolio of Federated Income Securities Trust and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/s/ John F. Donahue

John F. Donahue                     Trustee                    August 10, 2006


/s/ J. Christopher Donahue

J. Christopher Donahue              President and Trustee
                                    (Principal Executive Officer)August 10, 2006


/s/ Richard A. Novak

Richard A. Novak                    Treasurer
                                    (Principal Financial Officer)August 10, 2006


/s/ Thomas G. Bigley

Thomas G. Bigley                    Trustee                    August 10, 2006




John T. Conroy, Jr.                 Trustee                    August 10, 2006


/s/ Nicholas P. Constantakis

Nicholas P. Constantakis            Trustee                    August 10, 2006


/s/ John F. Cunningham

John F. Cunningham                  Trustee                    August 10, 2006


Federated Income Securities Trust - Power of Attorney for
Proposed Reorganization of MDT Short-Term Bond Fund into Federated Short-Term Income Fund
Page 2



/s/ Lawrence D. Ellis, M.D.

Lawrence D. Ellis, M.D.             Trustee                    August 10, 2006


/s/ Peter E. Madden

Peter E. Madden                     Trustee                    August 10, 2006


/s/ Charles F. Mansfield, Jr.

Charles F. Mansfield, Jr.           Trustee                    August 10, 2006


/s/ John E. Murray, Jr.

John E. Murray, Jr.                 Trustee                    August 10, 2006


/s/ Marjorie P. Smuts

Marjorie P. Smuts                   Trustee                    August 10, 2006


/s/ John S. Walsh

John S. Walsh                       Trustee                    August 10, 2006


/s/ James F. Will

James F. Will                       Trustee                    August 10, 2006